UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 11, 2010

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Alaska Communications Systems Group, Inc. was held on June 11, 2010. Shareholders representing 37,194,353 shares, or 83.5%, of the common shares outstanding as of the April 16, 2010 record date were present in person or represented at the meeting by proxy. The matters voted upon at the meeting, and the number of votes cast for, against or withheld, as well as the number of abstention and non-votes, as applicable, are set forth below:

(a)	Election of Board of Directors;

The seven nominees to serve as directors, which constituted the entire Board of Directors as of the meeting date, were all reelected to serve as directors by the following votes:

			Broker Non-Votes and
Nominee	For	Withheld	Abstentions
Liane Pelletier	22,942,871	306,340	21,316,156
Brian Rogers	22,934,352	314,859	21,316,156
John M. Egan	22,946,522	302,689	21,316,156
Gary R. Donahee	20,866,320	2,382,891	21,316,156
Edward J. Hayes, Jr.	23,070,864	178,347	21,316,156
Annette Jacobs	23,057,994	191,217	21,316,156
Peter D. Ley	23,071,351	177,860	21,316,156

(b)	KPMG LLP was ratified as the company’s independent auditors for the year ending December 31, 2010 with the following vote:

For	Against	Abstain	Non-Votes
36,859,737	299,192	35,424	7,371,014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

June 14, 2010	By:	/s/ Leonard A. Steinberg

Name: Leonard A. Steinberg
Title: General Counsel and Corporate Secretary